SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  X
                                                           ---

                             ---------------------

                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

    A National Banking Association                     36-0899825
                                                      (I.R.S. employer
                                                      identification number)

  1 Bank One Plaza, Chicago, Illinois                       60670-0120
(Address of principal executive offices)                    (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0120
                         Chicago, Illinois 60670-0120
                    Attn:  Steven M. Wagner, (312) 732-3163
           (Name, address and telephone number of agent for service)


                            ---------------------
                              CWABS MASTER TRUST
              (Exact name of obligor as specified in its charter)


              Delaware                                     Applied For
   (State or other jurisdiction of                      (I.R.S. employer
   incorporation or organization)                     identification number)

    c/o Wilmington Trust Company
    Rodney Square North
    Wilmington, Delaware                                    19890-0001
    (Address of principal executive offices)                (Zip Code)



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-H
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise
               corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the
               Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 27th day of November, 2002.


               Bank One, National Association,
               Trustee

               By   /s/ Steven M. Wagner
                  Steven M. Wagner
                  First Vice President



* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                      November 27, 2002


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between CWABS Master Trust, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One, National Association



                  By:      /s/ Steven M. Wagner
                           Steven M. Wagner
                           First Vice President


                                   EXHIBIT 7



Legal Title of Bank:   Bank One, N.A.      Call Date: 6/30/02
Address:               1 Bank One Plaza                          Cert #: 03618      Page RC-1
City, State  Zip:      Chicago, IL 60670


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                          Dollar Amounts in thousands  C300
                                                                                            RCON       BIL MIL THOU    -----
                                                                                            ----       ------------


ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                RCON
                                                                                            ----
    a. Noninterest-bearing balances and currency and coin(1)....................             0081      12,783,000       1.a
    b. Interest-bearing balances(2).............................................             0071       3,002,000       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................             1754               0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............             1773      42,712,000       2.b
3.  Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold in domestic offices...................................             B987       7,139,000
    b. Securities Purchased under agreements to resell..........................             B989       1,015,000       3.
4.  Loans and lease financing receivables: (from Schedule RC-C):                             RCON
                                                                                             ----
    a. Loans and leases held for sale...........................................             5369       1,537,000       4.a
    b. Loans and leases, net of unearned income                                              B528     101,957,000       4.b
    c. LESS: Allowance for loan and lease losses                                             3123       2,551,000       4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus
      4.c)......................................................................             B529      99,406,000       4.d
5.  Trading assets (from Schedule RC-D)                                                      3545       3,353,000       5.
6.  Premises and fixed assets (including capitalized leases)                                 2145       1,006,000       6.
7.  Other real estate owned (from Schedule RC-M)                                             2150          33,000       7.
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                                     2130         175,000       8.
9.  Customers' liability to this bank on acceptances outstanding                             2155         244,000       9.
10. Intangible assets...........................................................
     a.  Goodwill...............................................................             3163         473,000      10.a
     b.  Other intangible assets (from Schedule RC-M)...........................             0426           2,000      10.b
11.  Other assets (from Schedule RC-F)..........................................             2160      10,989,000      11.
12.  Total assets (sum of items 1 through 11)                                                2170     183,869,000      12.

-------------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.




Legal Title of Bank:          Bank One, N.A.          Call Date: 6/30/02
Address:                      1 Bank One Plaza                            Cert #" 03618      Page RC-2
City, State  Zip:             Chicago, IL 60670

Schedule RC--Continued


                                                                                           Dollar Amounts in
                                                                                                Thousands
                                                                                                ---------


LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C                               RCON
                                                                                             ----
         from Schedule RC-E)....................................................             2200      90,275,000   13.a
         (1) Noninterest-bearing(1).............................................             6631      33,176,000   13.a1
         (2) Interest-bearing...................................................             6636      57,099,000   13.a2
      b. Not applicable
14.   Federal funds purchased and securities sold under agreements
      to repurchase                                                                          RCFN
                                                                                             ----
      a. Federal funds purchased in domestic offices (2)........................             B993       5,324,000   14.a
      b. Securities sold under agreements to repurchase (3).....................             RCFD
                                                                                             ----
                                                                                             B995      13,027,000   14.b
15.   Trading Liabilities (from Schedule RC-D)..................................             3548       3,119,000   15.
16.   Other borrowed money (includes mortgage indebtedness and obligations under
      capitalized leases) (from Schedule RC-M)..................................             3190      19,954,000   16.
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding                               2920         244,000   18.
19.   Subordinated notes and debentures(2)                                                   3200       3,979,000   19.
20.   Other liabilities (from Schedule RC-G)                                                 2930      10,109,000   20.
21.   Total liabilities (sum of items 13 through 20)                                         2948     170,457,000   21.
22.   Minority interest in consolidated subsidiaries............................             3000          60,000   22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus.............................             3838               0   23.
24.   Common stock..............................................................             3230         201,000   24.
25.   Surplus (exclude all surplus related to preferred stock)                               3839       7,479,000   25.
26.   a. Retained earnings......................................................             3632       5,545,000   26.a
      b. Accumulated other comprehensive income (3).............................             B530         127,000   26.b
27.   Other equity capital components (4).......................................             A130               0   27.
28.   Total equity capital (sum of items 23 through 27)                                      3210      13,352,000   28.
29.   Total liabilities, minority interest, and equity capital
      (sum of items 21, 22, and 28)                                                          3300     183,869,000   29.

Memorandum
To be reported only with the March Report of Condition
                                                                                           ----------------------
1. Indicate in the box at the right the number of the                                       RCON          Number    Number
   statement    below   that   best    describes   the   most                              ----------------------    M.I.
   comprehensive  level of auditing  work  performed  for the                               6724           N/A
   bank  by  independent  external  auditors  as of any  date                              ----------------------
   during  2001.................................................................


1 = Independent audit of the bank       5 = Directors' examination of the
    conducted in accordance with            bank performed by other external
    generally accepted auditing             auditors (may be required by state
    standards by a certified public         chartering authority)
    accounting firm which submits a
    report on the bank                  6 = Review of the bank's financial
                                            statements by external auditors
2 = Independent audit of the bank's
    parent holding company conducted    7 = Compilation of the bank's
    in accordance with generally            financial statements by external
    accepted auditing standards by a        auditors
    certified public accounting firm
    which submits a report on the       8 = Other audit procedures
    consolidated holding company (but       (excluding tax preparation work)
    not on the bank separately)
                                        9 = No external audit work
3 = Attestation on bank management's
    asseertion on the effectiveness of
    internal control over financial
    reporting by a certified public
    accounting firm.

4 = Directors' examination of the
    bank conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)  Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.